Ex 10.1

xMax Equipment Purchase Agreement

NAME OF COMPANY

xG Technology, Inc. 240 South Pineapple Avenue, Suite 701, Sarasota FL 34236

 TEL: 941-953-9035 FAX: 941-954-8595 www.xgtechnology.com

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xMax Equipment Purchase Agreement

PARTIES

THIS AGREEMENT, effective the       day of        ,      , by and between xG Technology, Inc., (“XGT”) doing business at 240 South Pineapple Avenue, Suite 701, Sarasota, Florida 34236, and NAME OF COMPANY (hereinafter “NAME” or “Customer”) doing business at ADDRESS. XGT and Customer are collectively referred to as the “Parties” or each “Party” throughout this Agreement.

This Agreement is subject to that AGREEMENT FOR ENGINEERING SERVICES, effective on ______________date between the Parties.

BACKGROUND

Whereas NAME (BACKGROUND ON BUSINESS OF CUSTOMER);

And, whereas NAME (ADDITIONAL INFORMATION ON CUSTOMER);

And, whereas NAME (PURPOSE OF EQUIPMENT PURCHASE) (see Schedule A) that it serves;

And, whereas XGT is a technology company that has developed innovative, patented communications technologies (xMax) which include, but are not limited to, cognitive radio solutions with the potential to offer carrier-class mobile broadband services operating in license-free spectrum using an end-to-end Internet Protocol (IP) system;

And, whereas NAME wishes to purchase specific quantities of xMax equipment for the servicing of their existing customers, as well as any additional customers that offering xMax services may bring (see Schedule A);

And, whereas NAME wishes to purchase and XGT wishes to supply xMax equipment to NAME, for use with its existing and future customer base, on an exclusive basis within the defined service areas (see Schedule A);

And, whereas certain of the xMax equipment is subject to regulation and prior approval by the Federal Communications Commission (FCC), which approval has not been granted as of the date of this Agreement;

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NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties hereto agree as follows:

AGREED TERMS

1.	PURCHASE AND SUPPLY OF xMAX EQUIPMENT

1.1          In accordance with, and subject to, the terms and conditions of this Agreement (including, without limitation, the Terms and Conditions of Supply set out in Schedule B), the Customer shall purchase and XGT shall supply such quantities of xMax equipment at such prices as are specified in Schedule A, conditioned upon the Customer having obtained favorable financing, such favorable financing to be determined at Customer’s sole discretion. XGT will execute this order upon notice from the Customer of acceptable finance.

1.2          The quantities of xMax equipment specified in Schedule A have been determined and agreed between the parties based upon minimum annual purchase quantities in order to maintain territory exclusivity. If the Customer wishes to purchase xMax equipment additional to the quantities specified in Schedule A and serves (an) additional order(s) on XGT then XGT agrees to supply such additional equipment at the prices specified in Schedule A, subject to XGT having served on the Customer a price change notice prior to service of any such additional order, in which case the prices specified in such price change notice shall apply. Save as provided as to price in the preceding sentence, each additional order shall be deemed to be a separate offer by the Customer to purchase xMax equipment on the terms of this Agreement, which XGT shall be free to accept or decline at its absolute discretion.

2. FORCE MAJEURE

2.1          XGT shall not be liable for any damage, delays or failures to perform any obligation hereunder caused by factors beyond its reasonable ability to control, including (without limitation) changes in government regulations, acts of God, labor shortages, strikes, slowdowns, or other combined action of workmen, fires, floods, earthquakes, severe weather, serious accidents, epidemics, quarantines, wars, insurrections or riots, acts of civil or military authorities, transportation embargoes, destruction of production facilities, delays, shortages or interruptions to delivery of components and materials, to the extent that (i) the delay extends more than thirty (30) days, (ii) was not caused by or the result of any conduct of XGT and (iii) was not reasonably foreseeable by XGT. In the event of a concurrence under Article 2, XGT may in its sole discretion allocate available goods among customers as it may determine or cancel orders without liability for any part thereof not shipped to the Customer upon refunding any allocable advance payments received for the canceled portion.

3. INTEREST AND ATTORNEY'S FEES

3.1          Interest of __% per year may be charged by XGT on accounts past due for more than thirty (30) days.

3.2 The prevailing Party to any dispute related to this Agreement or the enforcement of this Agreement shall be entitled to reasonable and necessary attorney’s fees and costs from the non-prevailing Party.

4. PENALTY CLAUSES

4.1          XGT assumes no liability arising from penalty or liquidated damage clauses of any kind, written or implied, unless approved in writing by XGT's duly authorized representative.

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5. INDEMNITY

5.1          Each party agrees to indemnify and hold the other harmless from and against any liability, direct loss, damages (including but not limited to consequential damages, lost profits, damage to good will, costs, and or expenses) and attorney’s fees incurred as a direct result of the other party’s breach conduct of this Agreement, whether the claims are based in tort or contract. XGT further indemnifies and holds NAME harmless from and against any liability, loss, damages (including but not limited to consequential damages, lost profits, damage to goodwill, costs, and or expenses) and attorney’s fees incurred as a result of any conduct of XGT’s Personnel.

6. LIMITED WARRANTY

6.1          XGT warrants that its product will be free from defects in materials and workmanship and that the product will be manufactured in accordance with the applicable specifications using XGT specifications as a standard for a period of one year from date of shipment. XGT will replace or, at its option, issue credit for xMax Product found by XGT to be defective or not in conformity with such material specifications.

6.2          XGT extends this LIMITED WARRANTY to original Customers of xMax Products. This LIMITED WARRANTY is extended only to such original Customers; it may not be passed along to any subsequent purchaser or assignee. THIS LIMITED WARRANTY IS EXCLUSIVELY AND EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES (EXCEPT TITLE), WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE. XGT SHALL UNDER NO CIRCUMSTTANCES BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES.

6.3          The Customer must carefully inspect each container of xMax Products and inspect the product to ensure that it performs satisfactorily for its intended use. Every claim under this Limited Warranty shall be deemed waived unless written notice of defect of nonconformity of the product is made in writing and received by XGT within thirty (30) days of discovery of the defect, and within one year of receipt of goods. Within two weeks of the date written notice of the defect or nonconformity is received by XGT and within one year of the date the product is shipped, Customer must return at Customer’s sole cost and expense and XGT must receive the defective or nonconforming product. Within a reasonable time after XGT receives the returned product, XGT shall determine if such defect or nonconformity actually exists and shall notify the Customer of its determination. Within a reasonable time thereafter, XGT shall replace the defective or nonconforming product with non-defective product of like quantity, or at its option, issue credit for such defective or nonconforming product.

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6.4          This Limited Warranty Policy shall be the sole and exclusive remedy of the Customer with respect to xMax Products. XGT's sole liability on any claim arising out of the sale of the product or XGT's replacement of defective product, whether in contract, warranty, tort, or otherwise shall be limited to the purchase price of the goods that prove defective or nonconforming. In no event shall XGT be liable for, and Customer shall hold XGT harmless from, any damages, direct, indirect, or consequential, whether resulting from XGT's negligence or otherwise, arising out of, in connection with, or resulting from the goods sold to the Customer, and any and all claims, actions, suits, and proceedings which may be instituted in respect to the foregoing, including those made by subsequent owners and users of the goods. In no event shall XGT be liable for any alleged negligence, breach of warranty, strict liability, incidental, consequential, special, speculative or indirect damages, or any other theory, other than the Limited Warranty set forth herein.

8. PROPRIETARY RIGHTS

8.1          Each Party shall continue to own all Background Technology (defined as all intellectual property rights and know-how, technical design, engineering and test data, manufacturing methodology, software, algorithms and other information and technology already owned or possessed by, known to, developed by or for one of the parties independent of the contract work performed hereunder, or with respect to which a Party may grant licenses to the other Party hereunder prior to or outside of the performance of this Agreement) it has provided to the other Party hereunder.

8.2          Technology developed by XGT and which does not to any extent contain any of Customer’s Background Technology shall be the property of XGT.

9. WAIVER

9.1          Failure by any party hereto to enforce any of the provisions of this Agreement, or any rights with respect hereto, or failure to exercise any election provided for herein, shall in no way be considered a waiver of such provisions, rights, or elections or in any way affect the validity of this Agreement. The failure by any party to enforce any of said provisions, rights or elections shall not prejudice such party from later enforcing or exercising the same or any other provisions, rights, or elections it may have under this Agreement.

10.	FCC APPROVAL

10.1          Customer is hereby advised that certain of the equipment specified in Schedule A is subject to the FCC’s Rules (47 CFR §§ 2 and 15) and that such equipment will comply with the appropriate rules prior to delivery of such equipment; and, notwithstanding anything to the contrary in this Agreement, delivery of the equipment specified in Schedule A is contingent upon XGT’s compliance with the applicable equipment authorization and technical requirements of the FCC’s Rules (47 CFR §§ 2 and 15).

11.	NOTICES

11.1          All notices provided for in this Agreement shall be given in writing either by personal delivery of such notice, or by depositing the same, postage prepaid, in United States certified mail, return receipt requested mail addressed to the parties respectively at the following addresses:

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XGT:	xG Technology, Inc.
240 South Pineapple Avenue, Suite 701,
Sarasota, Florida 34236,

Customer:	NAME OF COMPANY
COMPANY ADDRESS
CITY, STATE, ZIP CODE

12. MODIFICATIONS MUST BE IN WRITING

12.1          The terms and conditions of this Agreement shall not be modified or rescinded by agreement, conduct or waiver unless specifically agreed to in writing and executed by each of the Parties’ duly authorized representative.

13. SEVERABILITY

13.1          The invalidity or unenforceability by law of all, or part of this Agreement, including any of the terms and conditions set forth in Schedule C, shall not invalidate the remainder of the Agreement or such terms and conditions and will not affect the other provisions hereof, and this Agreement and the terms and conditions will be construed in all respects as if such invalid or unenforceable provision were omitted.

14. HEADINGS AND TITLES

14.1          All headings and titles in this Agreement have been inserted only to facilitate reference and shall not be taken into account in the interpretation of this Agreement.

15. ASSIGNMENT

15.1          Neither party shall have the right to assign or transfer any duties, rights or obligations due hereunder without the express written consent of the other party.

16. ENTIRE AGREEMENT

16.1          This Agreement constitutes and expresses the entire agreement of the parties as to the equipment supplies to be provided hereunder. Except for the Non-Disclosure Agreement signed by the parties on _____________ 2012 which remains in full force and effect, All other previous matters, agreements, understandings and representations of whatever nature relating to this Agreement, either oral or written, are hereby superseded or canceled. No subsequent modification shall be valid unless and until reduced to writing and signed by the parties hereto.

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17. CHOICE OF LAW AND CONSENT TO JURISDICTION

17.1          This Agreement, including the terms and conditions set out in Schedule B, shall be construed and governed by the laws of the State of Florida. Customer agrees that any action to collect payment of an invoice or enforce any of provision of this Agreement or the terms and conditions may be brought in a court of competent jurisdiction in Sarasota County, Florida.

18. MARKETING

18.1          Both parties agree that this contract can be publicly announced and jointly marketed for the mutual benefit of each.

19. CERTIFICATIONS

19.1          There is an exception in the FCC’s regulations to the general prohibition rule, governing the marketing and sale of RF equipment prior to receiving FCC equipment certification, in FCC Rule Section 2.803(d), for the offer for sale to business and commercial users (but not an offer for sale to other parties or to end users located in a residential environment) of an RF device that is in the conceptual, developmental or pre-production stage provided  that the prospective buyer is advised in writing at the time of the offer for sale that the equipment is subject to the FCC rules and that the equipment will comply with the appropriate rules prior to delivery of the equipment. This contract is hereby made subject to such advisory and FCC regulations.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate and their signatures affixed thereto as of the day and year first above written.

NAME OF COMPANY	xG Technology, Inc.

By:	By:

Title:	Title:

Date:	Date:

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SCHEDULE A - EQUIPMENT ORDER

Year 1 – TERRITORY OR TERMS

Total	Quantity	Price ea	Item
Equipment

Year 2 - TERRITORY OR TERMS

Total	Quantity	Price ea	Item
Equipment

Year 3 - TERRITORY OR TERMS

Total	Quantity	Price ea	Item
Equipment

This Equipment Order forecasts a specific mix of products per service territory. NAME recognizes that market demand by its customers may create more or less demand for certain items and reserves the right to modify the allocations under the Equipment Order by providing written notice to xGT so long as such rebalancing of the product mix does not diminish the overall contract value.

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SCHEDULE B – TERMS AND CONDITIONS OF SUPPLY

All prices are given and all orders are accepted and all sales are expressly made conditional on Customer's assent to these terms and conditions notwithstanding any offers to purchase by Customer containing different or additional provisions. Customer's acceptance of the goods shall, in any event, constitute acceptance of these terms and conditions, and Customer's agreement that they control over any terms, correspondence or forms supplied by Customer at any stage of the transaction.

PRICES

Customer's modifications shall not be effective unless accepted in writing by XGT’s duly authorized representative (which acceptance may or may not be given at XGT’s entire discretion). Acceptance may be conditioned upon Customer's acceptance of intervening price changes and price changes related to such modifications or any other conditions proposed by XGT.

TAXES

The amount of any present or future sales, use, excise, or similar taxes, applicable to the ordered goods shall be added to the price and paid by the Customer, unless the Customer timely provides XGT with a valid tax exemption certificate.

PRODUCT MODIFICATIONS AND SUBSTITUTIONS

XGT reserves the right to change or modify at any time any product or any materials used in the fabrication of products, or to discontinue the manufacture of any product, without any obligation or other liability with respect thereto.

PAYMENT

Payment for xMax products shall be made by Customer, within 30 days of equipment receipt.

SHIPMENT AND DELIVERY

All xMax Products shall be delivered FCA (Incoterms 2000), XGT’s facility. XGT reserves the right to make partial shipments. Pro rata payments become due as partial shipments are made. Delivery information and schedules are approximate. Delivery is contingent upon satisfaction of the condition in Paragraph 10 of this Agreement.

DAMAGED OR LOST SHIPMENTS

When goods have been delivered to a carrier for shipment, the risk of loss passes to the Customer and XGT's responsibility for delivery ends, but XGT agrees to furnish duplicate bills of lading and otherwise render reasonable assistance in making claims for damages against the carrier. Shipment should be examined carefully before being accepted from the carrier. XGT assumes no responsibility for damages after having received "in good order" receipts from a carrier at shipping point and all loss, damage and delay in transit are at NAME’s risk.

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If goods are damaged with their container intact, Customer must file a fully completed "Concealed Damage Report" with the carrier and, in any event, send a copy thereof to XGT within 24 hours after receipt of shipment by Customer. Claims for shortages or non-conforming shipments must be made in writing and sent to XGT within 5 days of Customer's receipt of shipment. Failure to give such notice shall be deemed unqualified acceptance and a waiver by the Customer with any claim with respect to the shipment.

CANCELLATION

After acceptance of an order by XGT, orders cannot be canceled by Customer without XGT's written consent (which consent may or may not be given at XGT’s entire discretion) and then only upon terms that will compensate XGT for all costs and expenses (including any engineering and/or fabrication charges) applicable to the canceled order.

RETURNS

XGT will not accept goods for return or credit, other than for claimed warranty, unless XGT’s written permission has been first obtained (which permission may not be reasonably withheld) and Customer receives a returned material authorization form issued by XGT's duly authorized representative. Risk of loss for returned goods will remain with Customer and Customer shall reimburse XGT for any costs it incurs in connection with the shipment and return of goods including, but not limited to a 15% handling, examination, and re-packing charge. Goods fabricated to order are not returnable under any circumstances except for approved warranty claim.

CONDITIONS OF RESALE

All the terms and conditions set out herein shall be binding upon Customer and all subsequent owners and users of these goods. Without limitation of the foregoing, however, the goods identified herein are subject to the condition that they shall not, nor any portion of them, by way of trade or otherwise, be lent, resold, or otherwise conveyed without similar conditions, including this condition, being imposed on subsequent borrower, purchaser, or transferee.

CUSTOMER'S MODIFYING OR CONFLICTING TERMS

All orders are accepted and all sales are made subject only to the terms and conditions of this Agreement, including the terms and conditions set out in this Schedule B., This statement is intended as a final, complete, and exclusive statement of the parties' agreement. All statements, representations, agreements, changes of any kind and agreements not incorporated herein are excluded and are superseded hereby. No course of prior dealings between XGT and Customer and no usage of trade shall be used to supplement any term used in this Agreement. Acceptance or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement.

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xG Technology Engineering Services Agreement

xG Technology, Inc. 240 South Pineapple Avenue, Suite 701, Sarasota FL 34236

TEL: 941-954-8701    FAX: 941-954-8595 www.xgtechnology.com

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AGREEMENT FOR ENGINEERING SERVICES

PARTIES

THIS AGREEMENT, effective the       th day of _______, 2012, by and between xG Technology, Inc., (“XGT”) doing business at 240 South Pineapple Avenue, Suite 701, Sarasota, Florida 34236, and NAME OF COMPANY, (hereinafter “NAME” or “Customer”) doing business at COMPANY ADDRESS.

BACKGROUND

WHEREAS, XGT has conducted a Preliminary Engineering Survey & Network Estimate of the cost to design, build a wireless broadband network for Customer. And whereas simultaneously to this Agreement, Customer enters into a separate Equipment Purchase Agreement for specific quantities of xMax wireless broadband equipment.

WHEREAS, upon successful Performance Test Acceptance of said equipment, Customer desires XGT to perform certain work as described in this Agreement and the Addenda attached to this Agreement, and XGT desires to perform such work and deliver such services as described in this Agreement and the Addenda attached hereto.

NOW THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties hereto agree as follows:

AGREED TERMS

ARTICLE I. SERVICES

Customer hereby retains XGT to render the services (the “Engineering Services”) described and defined in the Addenda from time to time and for the time being agreed between Customer and XGT and attached to and made a part of this Agreement. XGT hereby agrees to render the services as so described. It is understood that XGT may render such services through its own employees (“Employees”) or through independent subcontractors under subcontract with XGT (“Subcontractors”). Such Employees and Subcontractors are herein referred to as “XGT’s Personnel”. If the Customer desires XGT to perform certain additional work beyond the work already described in this Agreement and the Addenda for the time being attached to this Agreement, then Customer shall give notice to XGT and, if the provision and terms of provision of such services are mutually agreed with XGT, such agreement shall be reflected in a new Addendum that shall be attached to and made a part of this Agreement.

ARTICLE II. COMPENSATION

As compensation for all Engineering Services performed in accordance with the terms and conditions of this Agreement and the Addenda hereto, Customer agrees to pay to XGT the sums set forth in such Addenda, at the times and places, and upon the milestones (if any) set forth in the relevant Addenda. Compensation shall be due and payable for work actually performed by XGT in accordance with this Agreement, and the sums set forth in the relevant Addenda are the sole and entire compensation due to XGT from Customer for such Engineering Services.

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All compensation to XGT’s Personnel, income, FICA, VAT, sales or any other duties or taxes levied on XGT or XGT’s Personnel by reason of payments made or consideration delivered by Customer to XGT, shall be responsibility of and borne by XGT.

ARTICLE III. REPORTING RESPONSIBILITIES

Customer may designate at the commencement of this Agreement, and from time to time thereafter, one or more of its officers or technical managers to whom XGT shall report and be responsible. Such Customer officer or technical manager shall designate the services to be performed by XGT as provided by a mutually agreed Addendum, and arrange, at Customer discretion, any meetings or conferences with any other officers or technical managers of Customer or any subsidiary or affiliate of Customer, or with third parties. All instructions from Customer to XGT shall be made in written form and acknowledged by XGT. XGT’s Personnel shall perform work, and arrange delivery to Customer, all services as set forth in Addenda for the time being attached to this Agreement.

ARTICLE IV. TERM AND TERMINATION OF AGREEMENT

This Agreement is effective as of the date first set forth above, and shall, without prejudice to any obligation or commitment incurred up until such point in time, continue until terminated as set forth herein.

XGT shall commence and render services for such term and duration hereunder as set forth in the Addenda for the time being attached to this Agreement.

In the event of any termination hereof, any and all compensation due and payable to XGT shall be prorated to reflect services actually rendered and expenses incurred by XGT to date of termination in accordance with the terms of this Agreement, and Customer’s obligation to XGT shall be limited to compensation up to the effective date of termination.

Either party may elect to terminate this Agreement immediately upon delivery of written notice upon any material failure, inability or refusal by the other party to perform its obligations under this Agreement, and such party may thereafter pursue any remedies it may have at law or otherwise.

ARTICLE V. REPORTS/SOFTWARE

XGT agrees that XGT and XGT’s Personnel will make all reports and present all deliverables specified in the Addenda upon completion of the tasks thereunder. XGT and XGT’s Personnel will prepare and submit written progress reports as may be requested by Customer from time to time.

All reports and documents and software prepared pursuant to this Agreement by XGT or XGT’s Personnel relating to tasks or projects hereunder shall be delivered to Customer in accordance with the applicable Addenda. XGT agrees to maintain adequate records and files of all work and activities of XGT and XGT’s Personnel under this Agreement.

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ARTICLE VI. INDEPENDENT CONTRACTOR

XGT, XGT’s Personnel, and Customer are independent entities. Nothing in this Agreement is intended to create the relationship of employer and employee between Customer and XGT, or between Customer and any of XGT’s Personnel. Customer shall not make any deductions related to employer-employee relationships. Neither XGT nor any of XGT’s Personnel shall be entitled to or qualified under any employee benefit plans, including (but not limited to) pension, health, and insurance, provided by Customer for its employees.

Neither party has any authority to act as the agent of the other, or to bind the other Party to any Agreement or undertaking whatsoever.

ARTICLE VII. INDEMNITY

Each party agrees to indemnify and hold the other harmless from and against any direct damages, costs or expenses incurred as a direct result of the other party’s breach of this Agreement.

ARTICLE VIII. FORCE MAJEURE

XGT shall not be liable for any damage, delays or failures to perform any obligation hereunder caused by factors beyond its reasonable ability to control, including (without limitation) changes in government regulations, acts of God, Customer's acts or omissions, labor shortages, strikes, slowdowns, or other combined action of workmen, fires, floods, earthquakes, severe weather, serious accidents, epidemics, quarantines, wars, insurrections or riots, acts of civil or military authorities, transportation embargoes, destruction of production facilities, delays, shortages or interruptions to delivery of components and materials, and delays by XGT suppliers, and if XGT shall have used commercially reasonable efforts to mitigate its effects, the performance shall be extended for the period of delay or inability to perform due to such occurrences. XGT may in its sole discretion allocate available goods among customers as it may determine or cancel orders without liability for any part thereof not shipped to the Customer upon refunding any allocable advance payments received for the canceled portion.

ARTICLE IX. CONFIDENTIAL AND PROPRIETARY INFORMATION

The Parties shall keep confidential and not disclose to any third party any technical, commercial, business related, financial or company information received in relation to this Agreement.

It is explicitly understood and agreed that under no circumstances, and notwithstanding anything to the contrary contained herein, shall this Agreement including any addenda, amendment or other instrument hereto, be interpreted to assign or otherwise transfer any industrial or intellectual property of a Party hereto to the other.

Confidential Information shall mean any information and data of a confidential nature, including but not limited to proprietary, developmental, technical, marketing, sales, operating, performance, cost, trade secrets, know-how, policy, business, and process information, computer programming techniques, and all record bearing media containing or disclosing such information or techniques. Confidential Information shall not be deemed to be in the public domain merely because any part of said information is embodied in general disclosures or because individual features, components, or combinations thereof are now or become known to the public.

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Each party agrees not to use the other Party’s Confidential Information for any other purpose than as specified by the other Party in writing.

Copies and embodiments of, and media containing, any and all Confidential Information of a Party, its parent, subsidiaries or affiliates, including but not limited to documents, records, notebooks, shall remain the property of such Party, its parent, subsidiaries, or affiliates, respectively, and shall be returned to the respective owner thereof upon request, and in any event no later than any expiration or termination date of this Agreement. Copies of, and media containing, any and all Confidential Information which is the property of third parties contracting or engaged in research, development, or business arrangements with a Party, its parent, subsidiaries or affiliates, shall be delivered to such Party in accordance with the instructions of such Party and in any event no later than any expiration or termination date of this Agreement.

The Parties’ respective obligations under this Article IX shall survive any termination or expiration of this Agreement. Any liabilities, damages, or remedies incurred or limited do to material breach of this Article IX will not be limited in any manner by any other provision of this Agreement.

The parties shall advise all of their respective employees, officers, agents, and representatives, including any Subcontractors where applicable, of the terms and conditions of this Agreement regarding Confidential Information, and require them to observe such conditions with respect to Confidential Information and will, where appropriate, secure from each such person a contractual agreement which enforces the confidentiality of all Confidential and Proprietary Information provided to XGT.

ARTICLE X. PROPRIETARY RIGHTS

Each Party shall continue to own all Background Technology (meaning all intellectual property rights and know-how, technical design, engineering and test data, manufacturing methodology, software, algorithms and other information and technology already owned or possessed by, known to, developed by or for one of the parties independent of the contract work performed hereunder, or with respect to which a Party may grant licenses to the other Party hereunder prior to or outside of the performance of this Agreement) it has provided to the other Party hereunder.

Technology developed by XGT and which does not to any extent contain any of Customer’s Background Technology shall be the property of XGT.

ARTICLE XI. WAIVER

Failure by any party hereto to enforce any of the provisions of this Agreement, or any rights with respect hereto, or failure to exercise any election provided for herein, shall in no way be considered a waiver of such provisions, rights, or elections or in any way affect the validity of this Agreement. The failure by any party to enforce any of said provisions, rights or elections shall not prejudice such party from later enforcing or exercising the same or any other provisions, rights, or elections it may have under this Agreement.

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ARTICLE XII. NOTICES

All notices provided for in this Agreement shall be given in writing either by personal delivery of such notice, or by depositing the same, postage prepaid, in United States mail addressed to the parties respectively at the following addresses:

XGT:	xG Technology, Inc.
240 South Pineapple Avenue, Suite 701,
Sarasota, Florida 34236,

Customer:	NAME
ADDRESS
CITY, STATE, ZIP CODE

ARTICLE XIII. MODIFICATIONS MUST BE IN WRITING

These terms and conditions shall not be modified or rescinded by agreement, conduct or waiver unless specifically agreed to in writing by XGT's duly authorized representative.

ARTICLE XIV. SEVERABILITY

The invalidity or unenforceability by law of all, or part of this Agreement shall not invalidate the remainder of the Agreement and will not affect the other provisions hereof, and this Agreement will be construed in all respects as if such invalid or unenforceable provision were omitted.

ARTICLE XV. HEADINGS AND TITLES

All headings and titles in this Agreement have been inserted only to facilitate reference and shall not be taken into account in the interpretation of this Agreement.

ARTICLE XVI. ASSIGNMENT

It is agreed that neither party shall have the right to assign or transfer any duties, rights or obligations due hereunder without the express written consent of the other party, except in the case that either party may assign the Agreement to its successor or any entity acquiring all or substantially all of its assets.

ARTICLE XVII. ENTIRE AGREEMENT

This Agreement constitutes and expresses the entire agreement of the parties as to the services and deliveries to be provided hereunder. Except for the Non-Disclosure Agreement signed by the parties on _____________ 2012 which remains in full force and effect, all other previous matters, agreements, understandings and representations of whatever nature relating to this Agreement, either oral or written, are hereby superseded or canceled. No subsequent modification shall be valid unless and until reduced to writing and signed by the parties hereto.

ARTICLE XVIII WARRANTY AND LIABILITY FOR DEFECTS

XGT warrants that the Services will be conducted in accordance with industry standards and materially conform to agreed specifications, and XGT will undertake to rectify any shortcoming in relation to said agreed specifications.

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In no event however shall either Party’s liability for performance under this Agreement for any and all damages, claims or penalties in the aggregate exceed ______ percent (___%) of the contract value. In addition to the forgoing, neither Party shall in any event be liable for indirect losses, such as lost profits, diminished production, costs of retaining a consultant, costs of equipment and similar costs or losses. This limitation of liability does not, in any manner, limit either party’s liability for breach of the confidentiality provisions.

ARTICLE XIX. BILLING

XGT’s invoices are to be submitted monthly in accordance with the applicable Addendum for services provided as at the date of invoice. All payments shall be made in U. S. dollars. Terms shall net 30 days. Statements shall be addressed to:

Attn:

ARTICLE XX. CHOICE OF LAW AND CONSENT TO JURISDICTION

This Agreement shall be construed and governed by the laws of the State of Florida. Customer agrees that any action to collect payment of an invoice or enforce any of provision of this Agreement may be brought in a court of competent jurisdiction in Sarasota County, Florida.

ARTICLE XXI. MARKETING

Both parties agree that this contract can be publicly announced and jointly marketed for the mutual benefit of each.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate and their signatures affixed thereto as of the day and year first above written.

xG Technology, Inc.	NAME
240 South Pineapple Avenue, Suite 701	ADDRESS
Sarasota, FL 34236, U.S.A.	CITY, STATE, ZIP CODE

By:	By:

Title:	Title:

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ADDENDUM AUTHORIZATION		Addendum No: 01
Date:

 The rates, terms and conditions set forth in this addendum and the Agreement dated ________________________between xG Technology, Inc. and NAME OF COMPANY (“NAME”), shall apply for the tasks defined in this addendum.

I.	Job Classification: Engineering Services Contract

II.	Engagement Description and General Obligations of the Parties:

In General: XGT will provide engineering services to design and build an xMax wireless broadband network for the NAME OF COMPANY operating (LOCATION). This network will provide a wireless voice and data network for businesses and private residences (LOCATION).

More Specifically:

III.	Delivery of Tasks: The list of deliveries to be performed by the parties is below:

IV.	Terms:	Start:	Duration:

V.	Cost:

XGT will charge Engineering & Installations Services at an hourly rate of

Actual time and materials to be paid by Customer following receipt from XGT from a monthly invoice for services provided up to the date of invoice and not previously billed to, and paid by, Customer. The chart below is a preliminary estimate for the entire project.

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ACCEPTANCE AUTHORIZATION

xG Technology, Inc.	NAME OF COMPANY

By	By
Title	Title
Date	Date

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RESELLER AGREEMENT

240 South Pineapple Ave., Suite 701

Sarasota, FL 34236

(941) 953-9035

www.xgtechnology.com

xG TECHNOLOGY

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RESELLER AGREEMENT

THIS AGREEMENT made effective as of the __th day of _________, ______.

BETWEEN:

xG Technology, Inc.

A Delaware Corporation, carrying on business in Florida

(The “Manufacturer”)

- And -

A ____ Corporation, carrying on business in ___________

(The “Reseller”)

WHEREAS:

A.	Manufacturer manufactures and wholesales ‘xMAX’ cognitive radio network equipment. xMax is a fixed and mobile wireless broadband system that includes a LIST OF EQUIPMENT;

B.	Reseller has it’s own line of products and is able to sell Manufacturer’s Products as part of, or along with, Reseller’s products:

C.	Manufacturer wishes to appoint Reseller as a non-exclusive and/or exclusive Reseller of Manufacturer’s Products in the Territory and Field Of Use described on Exhibit “B”;

D.	Reseller agrees to accept such appointment.

NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration given by each party to the other, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	DEFINITIONS

In this Agreement the following terms shall have the following meanings:

(a)	“Products” - means all Products sold or manufactured by the Manufacturer;

(b)	“Current Product List” - the document attached hereto and incorporated herein, as Exhibit “A”;

(c)	“Territory and Field Of Use” - as described in the document attached hereto and incorporated herein, as Exhibit “B”;

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(d)	“Person” - any natural person, corporation, partnership, or other entity or association.

2.	GRANT OF RESALE

On the terms provided herein, Manufacturer hereby appoints Reseller as a non-exclusive and/or exclusive Reseller within the Territory and Field Of Use, for resale of the Products. Reseller accepts such appointment upon the terms and conditions set out herein.

3.	TERM

(a)	Unless sooner terminated in accordance with the provisions hereof, this Agreement commencing on the date hereof shall expire on ______________.

(b)	At or before the expiration of this Agreement the parties shall negotiate in good faith for the renewal or extension of this Agreement, provided that Reseller has, upon the expiration of the term hereof, fully complied with its obligations hereunder.

4.	RESELLER’S GENERAL OBLIGATIONS

Reseller shall:

(a)	Devote its best efforts to promoting, selling, and servicing the Products to customers within the Territory and Field Of Use;

(b)	Refrain from selling or shipping any Products to any Person outside the Territory and Field Of Use or for use outside the Territory and Field Of Use;

(c)	Use their best efforts to enact and carry out a merchandising policy designed to preserve the good will that is associated with the name and reputation of Manufacturer and the Products;

(d)	Conduct any and all sales activities in connection with the Products in a lawful manner, consistent with the highest standards of fair trade, fair competition and business ethics and shall keep the interior and exterior of its business premises in a good state of repair and in a clean and orderly manner and all Products shall be neatly and properly displayed to the retail public; and

(e)	Use its best efforts to diligently and faithfully develop demand for the Products and to solicit purchases thereof so as to maintain a substantial and increasing volume of sales of the Products, Reseller further agrees that, at all times hereunder, it will maintain adequate working capital, inventory, facilities and personnel to accomplish this purpose.

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5.	MANUFACTURER’S GENERAL OBLIGATIONS

Manufacturer shall:

(a)	so long as Reseller is not in breach of any term of this Agreement, refrain from selling any Product to any person, other than Reseller, who is engaged in the business of reselling, leasing or renting products similar to the Products within the Territory and Field Of Use identified as exclusive; or to any person for direct use if delivery thereof will be made to a location within the Territory and Field Of Use identified as exclusive;

(b)	promptly refer to Reseller all leads, prospects, and related information which are directed to it or which it receives regarding potential purchasers of any Product within the Territory and Field Of Use identified as exclusive;

(c)	in the event Manufacturer discontinues the manufacture of any of the Products, continue, for a reasonable time after such discontinuance, to make available to Reseller replacement parts for such discontinued Products, to the extent necessary to service such discontinued Products previously sold to Reseller;

(d)	provide Reseller with suggested retail list prices for each of the Products sold to Reseller, but such prices shall in all cases be suggestions only and shall not be binding upon Reseller;

(e)	In addition to the provisions of paragraph 6 hereof, supply Reseller with all Products reasonably required by Reseller.

6.	PURCHASE AND SALE OF PRODUCTS

(a)	Initial Purchase. Reseller hereby agrees to purchase the following items (hereinafter referred to as the “Initial Purchase Items”) from Manufacturer: Initial Purchase Commitment of _____________

(b)	Minimum Purchase Obligations. In addition to the Initial Purchase Items set out in Section 6(a) above, Reseller shall, during the term of this Agreement, place minimum purchase orders with Manufacturer as follows: Minimum Purchase Obligations of $________for 12 month period after product starts shipping

7.	PRICES AND TERMS OF PAYMENT

(a)	For all Products listed on the Current Product List, Manufacturer shall charge Reseller the prices indicated less _____% discount thereon, unless and until such prices are changed in accordance with the provisions hereof.

(b)	Manufacturer may change the prices for its Products but only if it first gives Reseller written notice of any increase at least thirty (30) days before the change takes effect. In the event of any increase, Manufacture shall charge the unincreased price for any Products for which orders from Reseller are postmarked prior to the expiration of such thirty (30) day notice period.

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(c)	Payment of the purchase price for Products delivered to Reseller by Manufacturer shall be payable within thirty (30) days of the date of invoice so long as the maximum amount owing by Reseller to Manufacturer at any point in time, inclusive of interest charges, is equal to or less than $ TBD. If the sum owing to Manufacturer by Reseller at any point and time exceeds $TBD, Manufacturer may or may not choose to ship Products to Reseller, to be decided by Manufacturer at its sole discretion, and any such shipment if made, shall be payable upon delivery or in accordance with the terms of Manufacturer’s invoice as established by Manufacturer from time to time. Interest shall accrue on all outstanding and overdue accounts at the rate of _________ (_____%) per cent per annum, calculated monthly.

8.	DELIVERY

Manufacturer shall deliver purchased Products to Reseller at its main location, being, as of the date of this Agreement, _________________________________________________. Reseller shall give Manufacturer two (2) weeks’ written notice before each shipment is required. Manufacturer shall not be liable for any failure to deliver hereunder, where such failure has been occasioned by fire, embargo, strike, failure to secure materials from the usual source of supply, or any other circumstance beyond Manufacturer’s control which prevents Manufacturer from making deliveries in the normal course of its business. Manufacturer shall, however, promptly make delivery, at the agreed price, when any such cause interfering with delivery shall have been removed. Notwithstanding anything in this Agreement, however, Manufacturer shall only be obligated to make delivery of Products to Reseller to the extent the purchase price of such Products are prepaid by Reseller.

9.	CONFIDENTIAL INFORMATION

Reseller shall neither use nor disclose to any third parties any confidential information concerning the business, affairs or the Products of Manufacturer which Reseller may acquire during the course of its activities under this Agreement (or any prior agreements between the Manufacturer and Reseller). In addition, Reseller shall take any and all necessary precautions to prevent any such disclosure by any and all of its employees, officers, directors, representatives, agents or sub-Resellers. Reseller further acknowledges and understands that any right, title and interest in and to the aforesaid confidential information is vested in Manufacturer and that such information is the sole property of Manufacturer. For purposes of this Agreement, it is understood by the parties hereto that the term “confidential information” shall include, but is not limited to, trade secrets and unpatentable intellectual property.

10.	TRADEMARKS, PATENTS AND COPYRIGHTS

10.1          Ownership of Trademarks, Patents and Copyrights. Reseller hereby acknowledges the Manufacturer's exclusive right, title and interest in and to any and all trademarks and trade names (hereinafter such trademarks and trade names shall be collectively referred to as the “Trademarks”), patents (“Patents”) and copyrights (“Copyrights”) which the Manufacturer may have at any time adopted, used, registered or been issued in the United States or in any other location, and Reseller agrees that it shall not do, or cause to be done, any acts or things contesting or in any way impairing or tending to impair any portion of Manufacturer’s right, title and interest in and to the Trademarks, Patents and Copyrights. Reseller further acknowledges that, in connection with any reference to the Trademarks, Patents and Copyrights, Reseller shall not in any manner represent that it possesses any ownership interest in the Trademarks, Patents and Copyrights or the registration thereof, nor shall any action taken by Reseller or on Reseller’s behalf create in Reseller’s favor any right, title or interest in and to the Trademarks, Patents and Copyrights.

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10.2          Copyright Protection. Reseller acknowledges the validity of the Copyrights in any and all written material and/or packaging to which the Manufacturer has filed a claim for copyright protection. Additionally, Reseller recognizes the Manufacturer’s exclusive right to seek copyright protection for and/or the registration of copyright of any translation of any and all sales literature, promotional or descriptive material furnished to Reseller by Manufacturer.

10.3          Patent Protection. Reseller acknowledges the validity of the Patents in the Products and in any and all other products or items which have been patented by the Manufacturer. Additionally, Reseller recognizes Manufacturer’s exclusive right to apply for a patent for any new products which may subsequently automatically be covered by this Agreement.

10.4          Prominence of Trademarks, Patents and Copyrights. Reseller agrees to give due prominence to the fact that the Trademarks, Patents and Copyrights are the property of Manufacturer and in the event that Reseller refers to the Trademarks, Patents and Copyrights in advertising, promoting or in any other manner so as to identify the Products, Reseller shall clearly indicate Manufacturer’s ownership of the Trademarks, Patents and Copyrights. Reseller further agrees that before distributing or publishing any sales literature, promotional or descriptive materials, Manufacturer has the right to inspect and approve of such materials and the Reseller shall provide Manufacturer with an opportunity to inspect and approve such materials.

10.5          Compliance with Laws. Reseller agrees that, when referring to the Trademarks, Patents and Copyrights, it will comply with any and all applicable federal and provincial laws and regulations pertaining to the Trademarks, Patents and Copyrights or trademarks, trade names, patents or copyrights in general. Reseller further agrees to comply with any and all marketing requirements pertaining to the Trademarks, Patents or Copyrights or trademarks, trade names, patents and copyrights in general.

10.6          Notification of Violations. Reseller shall promptly notify the Company, in writing, of any and all infringements, imitations, illegal use or misuse of the Trademarks, Patents and/or Copyrights which shall come to Reseller’s attention. Reseller further agrees that it shall not at any time take any action in and before any courts, administrative agencies, or other such tribunals, or otherwise attempt to prevent the infringement, imitation, illegal use or misuse of the Trademarks, Patents and/or Copyrights. Reseller understands that such action falls wholly within the authority of Manufacturer as the sole owner of the Trademarks, Patents and Copyrights.

10.7          Assistance in the Protection of the Trademarks, Patents and Copyrights. Reseller agrees to render to Manufacturer any and all assistance requested of it by Manufacturer in connection with the protection of the Trademarks, Patents and/or Copyrights, whether such protection is sought in and before any courts, administrative agencies or other such tribunals, and to make promptly available to Manufacturer the Reseller’s representatives, employees, officers, directors, attorneys, agents and sub-Resellers, any files, records, and any other information it possesses or to which it has access which may be of use or valid to Manufacturer in such connection.

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11.	WARRANTIES

(a)	For each Product sold by Manufacturer to Reseller, Manufacturer shall provide Reseller with the same limited warranty for the Product which Manufacturer provides its own customers;

(b)	Reseller shall provide such manufacturer’s warranty to all persons who purchase any Product from it, without varying any of its terms or provisions; and

(c)	Manufacturer shall in Manufacturer’s sole and unfettered discretion promptly either repair or replace any Product which malfunctions, fails to operate, or is otherwise defective, and which is covered under the warranty, whether such Product is owned at the time of the malfunction by Reseller or a customer of Reseller.

12.	INDEMNITY

Reseller shall indemnify Manufacturer and hold Manufacturer harmless from and against, and shall defend against, any and all claims and damages of every kind for injury to or death of any person or persons and for damage to or loss of property, arising out of or attributed, directly or indirectly, to the conduct, operations or performance of Reseller. In addition, Reseller shall at all times during the term hereof maintain product liability insurance covering all Products sold by Reseller to its customers in aggregate limits of at least $1,000,000.00 per occurrence, which policies shall name Manufacturer as an additional insured. Reseller shall provide Manufacturer with a true copy of the insurance policy in respect of the insurance as aforesaid.

13.	CONSEQUENTIAL DAMAGES EXCLUDED

Manufacturer agrees to use its best efforts to satisfy and fill orders placed by Reseller. However, it is understood that lead time will vary according to manufacturing and other conditions and, subsequently, any and all delivery dates communicated by Manufacturer are mere estimates and under no circumstances shall Manufacturer on account of late delivery or non-delivery be liable to Reseller, its agents, sub-Resellers, customers or any other persons for any special or consequential damages, whether based upon lost goodwill, lost resale profits, work stoppage, impairment of other goods, breach of contract, negligence or such other actions as may be deemed or alleged to be the cause of loss or damage to such a person.

14.	ASSIGNMENT

Neither Party may assign, transfer or delegate any of the rights or obligations hereunder without the prior written consent of the other Party. Either Party may assign its rights and obligations hereunder to any affiliate or successor in interest to all or substantially all of the assets or business of such Party, without the consent of the other Party. It shall specifically not be unreasonable for Manufacturer to refuse consent to Reseller’s request to assign this Agreement to a third party if:

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(a)	Reseller is in default as to any of its obligations hereunder at the time it requests such consent;

(b)	The proposed assignee is not financially capable of performing the remaining obligations of Reseller hereunder;

(c)	The proposed assignee does not agree to assume all remaining obligations of Reseller hereunder; or

(d)	The proposed assignee does not otherwise meet all of Manufacturer’s standards for new dealers and Resellers in effect at the time of the request.

15.	INDEPENDENT CONTRACTOR RELATIONSHIP

Reseller agrees that, with respect to all matters relating to this Agreement, Reseller shall be deemed to be an independent contractor and shall bear all of its own expenses in connection with this Agreement. Reseller shall have no authority, whether express or implied, to assume or create any obligation on behalf of Manufacturer nor shall Reseller issue or cause to be issued any quotations or draft any letters or documents over the name of Manufacturer, but rather shall use its own name for such purposes.

16.	TERMINATION OF AGREEMENT

(a)	By Manufacturer. This Agreement may be terminated by Manufacturer at its option and without prejudice to any other remedy to which it may be entitled at law, in equity, or otherwise under this Agreement, in the following circumstances and in the manners indicated:

(i)	Immediately upon notice from Manufacturer, if Reseller is adjudicated a voluntary or involuntary bankrupt;

(ii)	Immediately upon notice from Manufacturer, if Reseller allows any money judgment against it to remain unsatisfied for a period of thirty (30) days or longer;

(iii)	Immediately upon notice from Manufacturer, if Reseller becomes insolvent or has a receiver of its assets or property appointed;

(iv)	Immediately upon notice from Manufacturer, if Reseller makes an assignment for the benefit of creditors;

(v)	Immediately upon notice from Manufacturer, if Reseller institutes or suffers to be instituted any proceeding for a reorganization or a rearrangement of its affairs;

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(vi)	Immediately upon notice from Manufacturer if Reseller sells, leases, rents or ships any Products outside the Territory and Field Of Use or to any party that Reseller knows or ought to know will use the Products outside the Territory and Field Of Use;

(vii)	Upon seven (7) days’ written notice and demand to cure from Manufacturer, if Reseller is in default in the performance of any material or financial obligations (excluding the minimum purchase obligations set forth in Section 6(b) hereinabove) under this Agreement; if Reseller cures any such default within the seven (7) day notice period, then such notice shall be of no force or effect.

(b)	By Reseller. This Agreement may be terminated by Reseller at its option and without prejudice to any other remedy to which it may be entitled at law, in equity, or otherwise under this Agreement, in the following circumstances and in the manners indicated:

(i)	Immediately upon notice from Reseller, if Manufacturer is adjudicated a voluntary or involuntary bankrupt;

(ii)	Immediately upon notice from Reseller, if Manufacturer becomes insolvent or has a receiver of its assets or property appointed; or

(iii)	Immediately upon notice from Reseller, if Manufacturer makes an assignment for the benefit of creditors.

(c)	Non-Liability of Manufacturer. Manufacturer shall not be liable for consequential damages of any kind, whether as a result of a loss by Reseller of present or prospective profits, anticipated sales, expenditures, investments, commitments made in connection with this Agreement, or on account of any other reason or cause whatsoever.

(d)	Upon the termination of this Agreement by either party for any reason, Manufacturer may, at its option, repurchase from Reseller at the net price paid by Reseller to Manufacturer, any or all of the Products in the possession or control of Reseller, and upon demand and the tender by Manufacturer of the repurchase price, Reseller shall deliver such goods to Manufacturer forthwith. Manufacturer, however, reserves the right to reject any products not in condition fit for resale.

17.	CHOICE OF LAW

All disputes concerning the validity, interpretation, or performance of this Agreement and any of its terms or provisions, or of any rights or obligations of the parties hereto, shall be governed by and resolved in accordance with the laws of the State of Florida.

18.	NOTICES

All notices, demands, requests or other communications that may be or are required or permitted to be served or given under this Agreement shall be in writing. Notices may be served:

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(a)	Personally by leaving them with the party to whom they are addressed at that party's address as set out below. Such notices shall be deemed received by the addressee when actually delivered provided such delivery shall be during normal business hours; or

(b)	By facsimile transmission (or by any other like method by which a written and/or recorded message may be sent) directed to the party to whom it is addressed at that party's address as set out below. Such notices shall be deemed received by the addressee on the next ensuing normal business day; or

(c)	By mailing them by registered mail, postage prepaid, in a properly addressed envelope. Such notices shall be deemed to be received by the addressee on the fifth (5th) day after the date on which any such notice is sent.

Until and unless a notice of change of address is given pursuant hereto, for purposes hereof the addresses of the parties shall be:

TO MANUFACTURER:
xG Technology, Inc.
Attention:
Email:

TO RESELLER:

Attention:
Fax No.:

19.	WAIVER AND DELAY

No waiver by any party of any breach or series of breaches or defaults in performance by the other party, and no failure, refusal or neglect of either party to exercise any right, power or option given to it hereunder to insist upon strict compliance with or performance of either party’s obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by either party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

20.	SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and enure to the benefit of the successors and assigns of the parties hereto, subject to the restrictions on assignment contained herein. Either Party may assign its rights and obligations hereunder to any affiliate or successor in interest to all or substantially all of the assets or business of such Party, without the consent of the other Party.

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21.	ENTIRE AGREEMENT

This Agreement contains all of the terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof. No other agreements, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto, and all prior agreements and understanding are superseded hereby. This Agreement cannot be modified or changed except by written instrument signed by each of the parties hereto.

22.	HEADINGS FOR CONVENIENCE

Titles used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provision, covenants, or conditions of this Agreement.

23.	SEVERABILITY

Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. Whenever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provision of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. In the event that any part, article, section, paragraph, sentence or clause of this Agreement shall be held to be indefinite, invalid or otherwise unenforceable, the indefinite, invalid or unenforceable provision shall be deemed deleted, and the remaining part of the Agreement shall continue in full force and effect. If any tribunal or court of competent jurisdiction deems any provision hereof unenforceable, such provision shall be modified only to the extent necessary to render it enforceable and this Agreement shall be valid and enforceable and the parties hereto agree to be bound by and perform same as thus modified.

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND the parties have executed this Agreement by their respective proper signing officers authorized in that behalf, effective the date first written above.

xG Technology, Inc:

BY:		BY:
	Signature		Signature

Name & Title	Print Name & Title (if any)

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EXHIBIT A

Current Product List

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EXHIBIT B

Territory and Field Of Use

Non-exclusive:

Exclusive: Predetermined accounts TBD

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Teaming Agreement

NAME OF COMPANY

xG Technology, Inc. 240 South Pineapple Avenue, Suite 701, Sarasota FL 34236

TEL: 941-954-8701      FAX: 941-954-8595 www.xgtechnology.com

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TEAMING AGREEMENT

THIS TEAMING AGREEMENT (the "Agreement") is made and entered into as of this __ day of ________, 2012 (the "Effective Date") by and between xG Technology, Inc. (‘xGT’), a Delaware corporation, having its principal place of business at 240 S. Pineapple Ave. Ste. 701, Sarasota, Florida and ___________________ a __________ corporation with principal offices located at ____________________________________. xGT and _______ are each sometimes referred to individually herein as a "Party," and collectively as the "Parties."

WHEREAS, xGT and _____________ have agreed upon a teaming agreement to participate in solicited and unsolicited proposals for a third party clients (“Client”) in LOCATION/COUNTRY, for the performance of certain services in connection with such Client's wireless network development project (the "Services"); and

WHEREAS, xGT and _____________ acknowledge the benefit to each party of developing a proposal with the goal of obtaining a contract for the Services (the "Contract"); and, and

WHEREAS, the Parties understand and agree that nothing herein obligates either Party to pursue any opportunity jointly with the other Party;

NOW, THEREFORE, in consideration of the foregoing, the Parties agree as follows:

1.	Definitions

As used herein, the following terms shall have the following respective meanings:

1.1	Prime Contract. The term “Prime Contract” shall mean any contract obtained between Team Leader and a Client. Once a Prime Contract is in place, the parties will create a Subcontract to govern the relationship between the parties while completing Services under the Prime Contract.

1.2	Proposal. The term "Proposal" shall mean each project proposal delivered to a potential or existing Client, by the Parties.

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1.3	Schedule. The term “Schedule” shall mean the project-specific document(s) attached hereto, delineating a client and project where the Parties plan to work together under the terms of this Teaming Agreement.

1.3	Scope of Work. The term “Scope of Work” shall mean each scope of work delivered to Client by the Team Leader , on behalf of the Parties as part of the Proposal.

1.5	Services. The term "Services" shall mean the engineering and other consulting services which shall, from time to time, be rendered by xGT and/or _____________ to a Client.

1.6	Team Leader. The term “Team Leader” shall be the party designated in SCHEDULE A as the proposed Prime Contractor for a specific opportunity.

1.7	Team Member. The term “Team Member” shall be the party designated in SCHEDULE A as the proposed Subcontractor for a specific opportunity.

2.	Relationship

2.1	During the term of this Agreement the Parties' relationship to each other shall be that of independent contractors, and each Party shall exercise supervision and control over its own employees. Each Party shall use its own equipment, tools and office space to perform its obligations hereunder, unless otherwise agreed upon in a Schedule.

2.2	Unless specifically agreed in writing, neither Party is authorized to make commitments, representations, warranties, or agreements, or act as an agent on behalf of the other and each Party agrees that it will not hold itself out as having such authority.

2.3	Nothing in this Agreement shall be deemed to constitute, create, give effect to, or otherwise recognize a joint venture, partnership, or formal business entity of any kind between the Parties. Nothing herein shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both of the Parties, except as may be provided for in any resultant agreement entered into by the Parties for the provision of Services to a Client or Clients.

2.4	Where there is a written agreement to jointly pursue either a solicited or unsolicited opportunity, neither party will attempt to solicit such opportunity without the other party, unless otherwise agreed upon in writing.

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2.5	Nothing in this Agreement shall preclude either Party from soliciting or accepting any contract from any third party under any other existing or new project.

2.6	The scope of this Teaming Agreement is confined to jointly pursuing opportunities with Client(s) in LOCATION/COUNTRY. From time to time the Parties may elect to engage each other to perform sub-contract services for existing or new clients, outside of this Agreement. These services will be documented and governed by a separate agreement(s).

2.7	Each Party agrees that, during the term of this Agreement and for twelve (12) months after the expiration or termination hereof, neither Party shall solicit nor accept for employment any employees or contractors of the other Party who have worked on or performed Services in connection with the teaming arrangement described herein, without first obtaining the express written consent of the other Party. Exclusions apply to individuals who have been previously engaged with the other party prior to the parties entering this agreement.

3.	Proposal Preparation

3.1	Upon agreement to prepare a solicited or unsolicited proposal for a third party client, the Parties shall draft a Schedule setting forth the pertinent Client and project information and delineating each Party’s responsibilities with regard to the joint effort. Each Schedule shall be mutually agreed upon by the Parties, executed and, once executed, shall be made a part of this Agreement. Parties’ roles for specific projects shall be clearly stated on SCHEDULE A.

3.2	The Parties agree to make best efforts to meet agreed upon schedules and provide timely and accurate information during the proposal preparation and subsequent review process.

3.3	The Parties shall prepare and submit to the Client a proposal for the Services, including the information and data provided by both Parties and identifying therein the contributions of each Party within the proposal. The Parties agree to consult on decision affecting the content of the proposal regarding services or equipment to be provided. The Team Leader shall be responsible for submitting the final approved version of the Proposal to the Client(s). The Team Member shall have the right to review the proposal, to approve or disapprove sections of the proposal pertaining to their Services and its obligations and responsibilities under the Proposal. All contacts by the Team Member with the Client will be made through, or with the prior consent of the Team Leader. Neither Party shall submit a proposal, bid for the services separately or with others, take any action or make any agreement or representation inconsistent with the Proposal and Schedule.

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3.4	The Parties shall provide appropriate highly qualified personnel for, and use its best efforts to support, the timely preparation of the proposal to be submitted to Client by preparing and submitting proposal material to the Team Leader relating to the portion of the Services to be performed by each Party.

3.5	Each Party shall bear all of its own expenses incurred in connection with the preparation of the proposal under this Section 2.

4.	Proposal Review and Contract Negotiations

4.1	The Team Member agrees to assist the Team Leader with any additional information and data reasonably required to assist the Client in its evaluation of the proposal and shall participate with The Team Leader as reasonably required, in any negotiations, presentations, additional submittals, or the like deemed to secure the award of the Contract for the Services. Each Party shall be solely responsible for the accuracy and completeness of any and all cost or pricing data, materials and certifications or representations prepared by it and submitted to Client in connection with the proposal. The Parties agree to release, defend, indemnify and hold the other harmless against any and all liability or loss which may arise in connection with such data, materials, certifications or representations.

4.2	In the event the Parties are successful in obtaining a Client Contract for Services, the Parties shall, unless otherwise specifically required by Client, and subject to approval of Client and the requirements of the Contract, fulfill the Services agreed upon in the Schedule. Any such agreement shall, where applicable, be subject to applicable laws, regulations, and mandatory flow-down terms and conditions from the Prime Contract with the Client.

4.4	Except as expressly identified in the Schedules, each Party shall bear all of its own costs, expenses, risks and liabilities in performance of its obligations under this Section 3.

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5.	Confidential and Proprietary Information

5.1	The Parties, to the extent of their respective rights and abilities to do so, shall exchange such technical information and data as are reasonably required of each to perform its part of the joint effort described herein.

5.2	Each Party hereto agrees to keep in confidence and to use the same degree of care as it uses with respect to its own proprietary data to prevent the disclosure to third parties of all technical information and confidential business information (hereinafter called "Data") received from the other Party under this Agreement, if such Data is disclosed in writing and designated by an appropriate stamp or legend by the disclosing Party to be of a proprietary nature.

5.3	Such restriction shall not apply, however, to the extent such Data: (i) was in the public domain at the time of disclosure or later comes into the public domain; (ii) was known to the receiving Party at the time of disclosure; (iii) is authorized for disclosure by the written approval of the transmitting Party, (iv) is not unlawfully derived by the receiving Party from a source other than the disclosing Party without restriction as to the use or disclosure of the Data; or (v) is independently developed by the receiving Party without recourse to any proprietary data provided under this Agreement.

5.4	The foregoing restrictions shall cease to apply upon the expiration of two (2) years from the Effective Date. The provisions of this Section shall not limit either Party's right to use in accordance with the terms under which it is received, any information disclosed by a third party who the receiving Party does not know or have reason to know received that information directly or indirectly from the other Party under an obligation prohibiting such disclosure.

5.5	Data qualifying as proprietary in accordance with Section 4 (a) above may be disclosed in confidence to appropriate representatives of Client for proposal evaluation purposes only and may be used only in connection with the submission of proposals resulting from this Agreement. Upon execution of a contract with the Teaming Partner as a result of any such proposal, the terms of that contract shall govern with respect to subsequent use or disclosure of Data.

5.6	Upon termination of this Agreement, Data shall be promptly returned to the owner thereof upon request of the owner of said Data. All Data furnished hereunder may be destroyed by the custodian of such Data thirty (30) days following termination of this Agreement. The recipient of any Data under this Agreement may retain, in its law or patent department files, one copy of Data transmitted pursuant to this Agreement solely for purposes of determining compliance with this Section 4. It is agreed that no license or sublicense to any patents or copyrights owned, licensed or otherwise held by either Party is granted by this Agreement or by any discussions or confidential business data and/or proprietary data or information supplied hereunder.

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5.7	Each Party shall designate in writing individuals within its organization as the only person(s) authorized to receive Data exchanged between the Parties. Any proposal submitted hereunder and the pages relating thereto which contain Data shall bear a restrictive legend acceptable to both Parties and Client.

5.8	Inventions made by employees of either Party shall be owned by the Party employing the inventor(s). Inventions made jointly by employees of the two Parties during the term of this Agreement shall be assigned to the Party with respect to whose product line or services the invention most closely relates, and the filing and prosecution of any patent applications on such inventions shall be at such Party's expense. The other shall have an irrevocable royalty-free license with the right to sublicense the invention to its clients, and to practice such jointly made inventions throughout the world.

6.	Intellectual Property

6.1	For purposes of this Agreement "Invention" means any ideas, designs, concepts, techniques, inventions, discoveries or improvements, whether or not patentable, conceived or reduced to practice by the personnel of either Party in performance of this Agreement and the term “Materials” means literary works or other works of authorship (such as programs, program listings, programming tools, documentation, reports, drawings and similar works) created by the personnel of either Party in performance of this Agreement.

6.2	For purposes of this Agreement the term Inventions and Materials will be treated as follows:

6.2.1	If made solely by xGT personnel, Inventions and Materials are xGT property. xGT grants _____________ a non-exclusive, irrevocable, worldwide, and paid-up license under such Inventions, patent applications, and all patents issued thereon, and under such Materials and copyrights therein.

6.2.2	If made solely by _____________ personnel, Inventions and Materials are _____________’s property. _____________ grants xGT a nonexclusive, irrevocable, worldwide, and paid-up license under such Inventions, patent applications, and all patents issued thereon, and under such Materials and copyrights therein.

6.2.3	If made by the personnel of both Parties, Inventions and all patent applications filed thereon and all patents issuing thereon, and under such Materials and copyrights therein, are jointly owned by the Parties without accounting to the other. Each party shall have the right to grant licenses to third parties or assign its rights therein without the consent of the other. If any such consent is required by law, it is hereby granted.

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6.3	All licenses granted in this section include, in the case of Inventions, the right to make, have made, use, have used, lease, sell and/or otherwise transfer any apparatus, and/or practice and have practiced any method and includes the right to grant, directly or indirectly, revocable or irrevocable sublicenses to its affiliates and, in the case of Materials, the right to prepare and have prepared derivative works of such Materials and to execute, reproduce, transmit, display, perform, transfer, and distribute such Materials or their derivative works, and to grant others the rights granted herein with respect to such Materials.

Nothing contained in this Agreement grants any license under any other materials or patent or patent applications arising out of any other inventions of either party.

7.	Indemnification

7.1	Each Party will defend and hold harmless the other Party, or at the other Party’s option cooperate in the defense of the Indemnified Party, and hold the Indemnified Party and its personnel harmless from any resultant losses, liabilities, damages, costs, and expenses (including legal fees) resulting from any claims that arise or are alleged to have arisen as a result of:

(i)	Negligent or intentional acts or omissions of the Indemnifying Party or its personnel or breach by the Indemnifying Party of any term of this Agreement; or

(ii)	The Indemnifying Party’s products or services infringing or misappropriating the intellectual property rights of a third party.

7.2	The Indemnifying Party’s obligations under this section shall not apply to any infringement or misappropriation arising from a modification by the Indemnified Party of any information, data or drawings provided by the Indemnified Party pursuant to this Agreement, if such infringement or misappropriation arises solely from such modification.

8.	Limitation of Liability

In no event shall either Party be liable to the other Party for any indirect, incidental, special or consequential damages (including, but not limited to loss of profits, loss of interest or other financing charges or loss of use), whether arising from a termination of this Agreement or otherwise.

9.	Term and Termination

9.1	The Term of this Agreement shall be twelve (12) months, commencing on the date of signature. Upon expiration, this Agreement may be renewed by mutual, written agreement of the Parties.

9.2	Unless extended by mutual written agreement of the Parties, the provisions of this Agreement as they relate to any particular Proposal shall automatically expire and terminate upon the happening of any of the following events, whichever shall first occur. Upon such event, each Party shall be free to pursue a direct and independent contractual relationship with such Client for the Services requested in such Solicitation Documents, and the terms of this Agreement shall not apply to the Parties with respect to such Services as requested by Client.

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a.	The failure of the Parties to reach mutual agreement on the terms of a contemplated proposal;

b.	Disapproval by Client of either Party’s proposed services; provided, however, if Client requests changes in proposal submitted by the Parties, this Agreement shall not be deemed terminated unless the Parties fail to reach a timely agreement to effect such changes;

c.	By mutual agreement of the Parties; or

d.	Elapse of fifteen (15) months from the date of this Agreement without award to either Party of a Contract for the Services; provided, however, that if a proposal has been submitted and is under consideration by a Client upon the expiration of such period, this Agreement shall continue in force until terminated pursuant to one of the foregoing conditions.

9.3	The Parties agree that the indemnity provisions of Sections 2.7, 5, 6, 7 shall survive any termination of this Agreement in accordance with the terms set forth therein.

10.	Order of Precedence

In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Statement of Work issued pursuant to this Agreement, the order of precedence will be: (1) Amendments to this Agreement, (2) this Agreement (3) Statement of Work.

11.	Governing Law

This Agreement and the Statements of Work shall be governed by the laws of Florida.

12.	Arbitration

If any dispute or question (a “dispute”) shall arise between the Parties concerning the interpretation of this Agreement or any part thereof, the Parties shall attempt in good faith to resolve such disputes. If the Parties have not agreed to a settlement of the dispute within 30 days from the date of which the dispute first arose, then the Parties agree that the dispute shall be submitted to arbitration. Such disputes shall not be made the subject matter of an action in any court by any Party unless the dispute has been first submitted to arbitration and finally determined by the arbitrator(s). Any such action commenced thereafter shall only be for the purpose of enforcing the decision of the arbitrator(s) and the cost incidental to the action. In any such action the decision of arbitrators shall be conclusively deemed to determine the rights and liabilities as between the Parties to the arbitration in respect of the matter in dispute.

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13.	Assignment

Neither Party may assign, transfer or delegate any of the rights or obligations hereunder without the prior written consent of the other Party. Either Party may assign its rights and obligations hereunder to any affiliate or successor in interest to all or substantially all of the assets or business of such Party, without the consent of the other Party.

14.	General

14.1	This Agreement contains the entire agreement between the Parties and supersedes any prior or contemporaneous oral or written agreements, commitments, understandings or communications with respect to the subject matter hereof.

14.2	No subsequent modification of this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each of the Parties.

14.3	The failure of either Party to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other Party of any of the provisions hereof, shall in no way be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any Party thereof, or the right of either Party thereafter to enforce each and every provision.

14.4	Except for changes otherwise specifically permitted herein, this Agreement, or any Schedules, may not be changed or amended except by a written agreement between the parties.

14.5	Neither party shall be liable for any delays resulting from circumstances or causes beyond its reasonable control, including, without limitation, fire or other casualty, act of God, strike or labor dispute, war or other violence, or any law, order or requirement of any governmental agency or authority, power outages, and interruption of normal day to day life as a result of unexpected or unscheduled events.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their authorized representatives as of the Effective Date.

xG Technology, Inc.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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Schedule A

xG Technology, Inc.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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